As filed with the Securities and Exchange Commission on April 22, 2003
                                           Registration Statement No. 333-______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                               NES WORLDWIDE, INC.
                 (Name of small business issuer in its charter)
       Delaware                      7389                       98-0383644
(State of incorporation       (Primary Standard              (I.R.S. Employer
  or jurisdiction of         Industrial   Number)           Identification  No.)
    organization             Classification  Code
                              -------------------

                           938 Howe Street, Suite 402
                   Vancouver, British Columbia V6Z1N9, Canada
                                 (604) 646-8005
          (Address and telephone number of principal executive offices)
                              -------------------

                        National Corporate Research, Ltd.
                            615 South DuPont Highway
                              Dover, Delaware 19901
                                 (302) 734-1450
            (Name, address and telephone number of agent for service)
                              -------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                            New York, New York 10017
                                 (212) 983-6900
                              -------------------

     Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]



                                               CALCULATION OF REGISTRATION FEE


     TITLE OF EACH CLASS             AMOUNT BEING      OFFERING PRICE    MAXIMUM AGGREGATE        AMOUNT OF
OF SECURITIES BEING REGISTERED        REGISTERED        PER SHARE (1)    OFFERING PRICE (1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Shares of Common Stock                 1,240,250      $        .10       $      1,240,250       $        101
Total                                                                    $      1,240,250       $        101
Amount Due                                                                                      $        101

(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457.
                                                      -------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT  TO  COMPLETION.  DATED                                ,  2003.

PROSPECTUS


                               NES WORLDWIDE, INC.


                        1,240,250 SHARES OF COMMON STOCK


     This prospectus relates to the resale by the selling stockholders of 1,240,250 shares of our common stock. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares. No public market currently exists for the shares of common stock.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is       , 2003


                                    TABLE OF CONTENTS

                                                                                      Page
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Cautionary Note Regarding Forward-Looking Statements. . . . . . . . . . . . . . . . .   4

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Management's Discussion and Analysis of Financial Condition and Results of Operations   5

Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Directors, Executive Officers, Promoters and Control Persons. . . . . . . . . . . . .  10

Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . .  14

Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . .  15

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Market for Common Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Where You Can Find More Information . . . . . . . . . . . . . . . . . . . . . . . . .  23

Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ____, 2003 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                     SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".

BUSINESS

     NES Worldwide, Inc. ("NES"), through its wholly owned operating subsidiary National EDGAR Services, Inc., provides electronic filing services for companies that need to electronically file prospectuses, registration statements, and other documents under United States federal securities laws with the United States Securities and Exchange Commission (SEC) via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR "). NES is located at 938 Howe Street, Suite 402, Vancouver, British Columbia V6Z1N9, Canada. NES's phone number is (604) 646-8005.

                                  THE OFFERING

Shares offered by the selling stockholders    1,240,250

Common  stock  outstanding                    4,990,250

Use  of proceeds                              The  selling  stockholders  will
                                              receive the net proceeds from  the
                                              sale of  shares.  We  will receive
                                              none of the proceeds from the sale
                                              of  shares  offered  by  this
                                              prospectus.

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. All of the known material risks inherent in this offering are addressed below. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations.

     If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

THERE  IS  SUBSTANTIAL  DOUBT  ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     As of April 14, 2003, NES is a developmental stage entity and as such has not yet established an ongoing source of revenues sufficient to cover its operating costs. NES has experienced losses since inception of $56,102, has a stockholders' deficit of $27,515 and working capital of $14,908 as of December 31, 2002. The ability of NES to continue as a going concern is dependent upon several factors, including its ability to generate cash flow once its business strategy is implemented as well as obtaining adequate capital to fund operating losses until it becomes profitable. These factors, among others, raise substantial doubt about NES's ability to continue as a going concern.

WE HAVE A LIMITED OPERATING HISTORY AND REVENUES MAKING IT DIFFICULT TO EVALUATE OUR PROSPECTS.

     We are a new enterprise that has limited operating history and revenues upon which an evaluation of our business and prospects can be based. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise, including the prospective development and marketing costs, along with the uncertainties of being able to effectively market our services. We cannot assure you at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

WE DEPEND ON 51ST STATE SYSTEMS, INC. FOR IMPORTANT ASPECTS OF OUR BUSINESS OPERATIONS, AND BECAUSE 51ST OWNS APPROXIMATELY 38% OF OUR OUTSTANDING SHARES AND IT IS OWNED BY TWO OF OUR OFFICERS AND DIRECTORS THERE MAY BE A CONFLICT OF INTEREST.

     We have a web hosting contract with 51st State Systems Inc., a provider of Internet services, pursuant to which 51st State Systems operates and maintains a significant portion of the Web servers owned by us in their data center. 51st State Systems owns approximately 38% of NES's outstanding shares. 51st State Systems is owned by Todd Cusolle and Matthew Sebal, two of NES's officers and directors, and therefore there may be a conflict of interest. Our hosting contract with 51st State Systems expires in August 2005. If 51st State Systems were unable or unwilling to provide these hosting services, we would have to find a suitable replacement. Our operations could be disrupted while we were in the process of finding a replacement for 51st State Systems and the failure to find a suitable replacement or to reach an agreement with an alternate provider on terms acceptable to us could materially adversely affect our business, results of operations and financial condition.

OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN APPROXIMATELY 52% OF OUR STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SHAREHOLDERS MAY BE UNABLE TO EXERCISE CONTROL OVER NES.

     As of April 14, 2003, our three officers and directors beneficially own approximately 52% of our common stock. As a result, they will have significant ability to:

     -    elect  or  defeat  the  election  of  our  directors;

     -    amend or prevent amendment of our articles of incorporation or bylaws;

     - effect or prevent a merger, sale of assets or other corporate transaction; and

     - control the outcome of any other matter submitted to the shareholders for vote.

     As a result of his ownership and position, our president and chairman of the board of directors is able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

OUR  OFFICERS  AND  DIRECTORS  BENEFICIALLY  OWN APPROXIMATELY 52% OF OUR STOCK;
SIGNIFICANT SALES OF STOCK BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

     As of April 14, 2003, our three officers and directors beneficially own approximately 52% of our common stock. As a result, sales of significant amounts of shares held by them, or the prospect of these sales, could adversely affect the market price of our common stock.

WE FACE A RISK OF SYSTEM FAILURE WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

     Our ability to provide our services to our clients depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure, including network, software or hardware failure, that causes an interruption in our service or a decrease in responsiveness of our web site could result in reduced traffic, reduced revenue and harm to our reputation, brand and relations with advertisers. Further, any disruption in the Internet access to our web sites provided by 51st State Systems could materially adversely affect our business, results of operations and financial condition.

WE  LICENSE  THE  TERM  EDGAR  FROM  THE  SEC.

     The SEC is the owner of a United States trademark registration covering the use of the term EDGAR . Our wholly owned subsidiary, National EDGAR Services, Inc. has obtained a non-exclusive, royalty-free license from the SEC to use the term EDGAR in our trademarks, service marks and corporate name, i.e. NATIONAL EDGAR SERVICES(TM). This license is due to expire in 2007. If we build significant brand recognition through the use of the term EDGAR in our service offerings, company name and web site, then our business, results of operations and financial condition could be adversely affected if we were to lose the right to use the term EDGAR in the conduct of our business.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES, THEREFORE YOUR INVESTMENT WOULD BE A COMPLETE LOSS.

     There has been no public market for our common stock. An active trading market may never develop or, if developed, it may not be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, and you may be unable to sell your shares, and therefore your investment would be a complete loss.

WE MAY NOT QUALIFY FOR OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Electronic Bulletin Board
("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. NES has engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of NES's common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its web site at www.otcbb.com. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this prospectus. For this purpose, any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the common stock being registered. NES arbitrarily determined the proposed offering price per share.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders.

                                 CAPITALIZATION

     The  following table sets forth our capitalization as of December 31, 2002.

Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 26,400
Stockholders' Deficit:
    Common stock, $.001 par value; authorized 100,000,000 shares,
       issued and outstanding 4,801,750 shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,802
    Preferred stock, $.0001 par value; authorized 5,000,000 shares, issued
       and outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    -0-
    Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82,628
      Accumulated other comprehensive income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     _____
    Accumulated Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (56,102)
    Subscription receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (3,813)
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27,515
Total capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53,915



    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

OVERVIEW

     NES Worldwide, Inc. ("NES") was incorporated under the laws of Delaware on July 17, 2002. Our current operations are conducted through our wholly owned subsidiary National EDGAR Services, Inc. incorporated under the laws of British Columbia, Canada, on July 23, 2002.

     NES has a limited operating history, less than one year, on which to base an evaluation of its business and prospects. NES's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.

PLAN  OF  OPERATIONS  FOR  THE  NEXT  TWELVE  MONTHS

     NESW's  plan  of  operations  for  the  next  twelve  months is as follows:

     2nd  Quarter  2003-

     -    Complete  marketing  partnership  with  Continental Stock Transfer and
          Trust.

     -    Engage  a  contract  CFO.

     3rd  Quarter  2003-

     -    Hire  one  additional  full-time  staff  (Project  Manager)

     -    Hire  two  additional  full-time  production  staff.

     -    Establish  New  York  office.

     4th  Quarter  2003-

     -    Hire  one  additional  full-time  sales  person.

     1st  Quarter  2004-

     - Launch client-care section on NationalEDGAR.com (a password protected section where clients can archive proofs of documents to be filed, drop off filings, check invoices, and change administrative information such as contact and billing addresses).


RESULTS OF OPERATIONS - PERIOD FROM JULY 17, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

     Net Sales. Net sales from July 17, 2002 through December 31, 2002 were $3,820.

     General and Administrative Expenses. General and administrative expenses from July 17, 2002 through December 31, 2002 were $53,873. Additionally, web hosting expenses were $2,012. Total operating expenses for the first year were $56,102.

     Net Loss. The net loss from July 17, 2002 through December 31, 2002 was $56,102.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of December 31, 2002, NES is a developmental stage entity and as such has not yet established an ongoing source of revenues sufficient to cover its operating costs. NES has experienced losses since inception of $56,102, has a stockholders' deficit of $27,515 and working capital of $14,908 as of December 31, 2002. The ability of NES to continue as a going concern is dependent upon several factors, including its ability to generate cash flow once its business strategy is implemented as well as obtaining adequate capital to fund operating losses until it becomes profitable. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

     Management is currently in the process of executing its business model described above and believes that NES will generate cash flow once its business strategy is fully implemented. There can be no assurance that management will be successful in accomplishing its business plan.

     Further  detail  on  NES's  financing  activities  follow.

     From October 2002 to February 2003, NES sold 1,190,250 shares of its common stock at $.10 per share for a total of $119,025. The sales were a private transaction and a private placement memorandum was provided to these investors.

     As  of  December  31,  2002,  NES  had  $37,194  of  cash.

     NES  has  no  material  commitments  for  capital  expenditures.

     The cost of this securities offering is estimated to be approximately $61,801. The value will be charged to expenses as incurred.

     If cash generated from operations is insufficient to satisfy NES's capital requirements, and if NES is unable to obtain a line of credit, NES may seek to sell additional equity or debt securities. The sale of additional equity or debt securities could result in additional dilution to NES's stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to NES, if at all. NES has no material commitments for capital expenditures.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                             DESCRIPTION OF BUSINESS

     NES Worldwide, Inc. ("NES") was incorporated under the laws of Delaware on July 17, 2002. Our current operations are conducted through our wholly owned subsidiary National EDGAR Services, Inc. incorporated under the laws of British Columbia, Canada, on July 23, 2002.

     NES provides electronic filing services for companies that need to electronically file prospectuses, registration statements, and other documents under United States federal securities laws with the United States Securities and Exchange Commission (SEC) via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR "). This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing package. This electronic format, usually in ASCII or HTML (unformatted text), includes additional submission information and coding "tags" within the document for aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. EDGAR allows registrants to file and the public to retrieve disclosure information electronically. The public can retrieve these disclosure documents on the world wide web at www.sec.gov.

     For each new client NES is able to garner, NES anticipates that it will be able to generate approximately $500 to $3,000 in initial revenues. From that point forward, as long as the client continues to utilize NES's services, each client may be worth a minimum of approximately $2,000 in annual revenues due to the filing of each client's quarterly and annual SEC regulatory filings. Standard EDGAR conversion service includes everything appearing on the following list with prices starting at approximately $8.00 per page. NES will charge additional fees for more complex document translations and EDGAR format conversions. The services provided by NES in connection with electronic fling include:

     -    Conversion  of  a  client's  document  to  the  SEC's  EDGAR  format;
     -    Creation  of  header  data  using  SEC-approved  software;
     - Tagging of a client's document in accordance with SEC rules and regulations;
     -    Organization  of  a  submission  by  specific  type;
     -    Running  a  validation  program  prior  to  submission;
     -    Testing  the  filing  with  SEC  issued  software;
     -    Providing  a  printed  version  for  client's  review;
     -    Transmitting  a  live  filing  to  the  SEC  upon  client  approval;
     -    Notification  upon  successful  transmission  of  a  filing;  and
     - Maintenance of strict confidentiality prior to public dissemination to EDGAR .

INDUSTRY

     The SEC has established a program for the electronic filing of documents under the United States federal securities laws, entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR "). This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing. This electronic format, usually in ASCII or HTML, includes additional submission information and coding "tags" within the document for aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. EDGAR allows registrants to file and the public to retrieve disclosure information electronically on the world wide web at www.sec.gov. Since 1996, the SEC has required all publicly-held companies to file disclosure documents through EDGAR .

COMPETITION.

     NES believes that the marketplace of EDGAR filers is highly fragmented, with over one hundred of EDGAR filers located throughout the U.S. NES believes that the business of providing EDGAR filing services is highly competitive and there are no substantial financial or technical barriers to entry by new competitors. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors, including:

     -    the  pricing  structure  of  our  services;
     -    expansion  of  the  variety  of  products and services which we offer;
     - our ability to adapt our products and services to new technological developments;
     -    our  ability  to  implement broad and effective distribution channels;
          and

     -    principal  market  and  economic  trends.

     Some  competitors  include:

     - dozens of national financial printing firms such as Bowne, CCH, Donnelly and St. Ives Burrups; and

     - scores of regional financial printing firms such as Pacific Financial Printing in California, Imperial Financial in Arizona and Capital
          Printing  in  New  York.

     We  plan  to  strive  to  differentiate  ourselves  from  our  competitors:

     -    by  offering  lower  prices  made  possible by our lower overhead; and

     - with our ability to quickly adapt to new developments in our industry resulting from the small size of our organization.

     Also, NES believes that it will benefit from anticipated federal regulatory changes that will require all foreign issuers of securities in the U.S. to file all registration statements and periodic reports electronically through the EDGAR system.

EMPLOYEES

     NES has a part-time staff of three, the President and Chief Operating Officer, the Chief Financial Officer and VP of Technology, and a VP of Strategy and Marketing. It is anticipated within the next twelve months that there will be one additional position added to staff in the operating subsidiary. The planned addition is in the area of customer and sales services providing resources to increase direct customer contact and provide support to sales agents.

INTELLECTUAL  PROPERTY

     We currently license the term EDGAR from the SEC. This license expires in 2007. This license has been granted freely to many of our competitors. We filed a trademark application for NATIONAL EDGAR SERVICES with the United States Patent and Trademark Office on November 19, 2002. The application was assigned Serial No. 76/468,103. The application still needs to be reviewed by a Trademark Examiner to determine whether there are any outstanding issues regarding the application. We may not succeed in our application. We have no other trademark or copyright protection at this time.

PROPERTIES

     We currently are provided office space for our corporate headquarters in Vancouver, British Columbia, Canada from 51st State Systems, Inc. at no charge. We believe that our properties are adequate and suitable for their intended purposes.

LEGAL  PROCEEDINGS

     We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following are NES's directors and executive officers. The terms of all directors expire at the next annual meeting of shareholders and upon election of their successors.

                     Name          Age    Position
                     ----          ---    --------
                Scott  R.  Kerr    34     President,  and  Director

                Todd Cusolle       32     Chief Financial Officer, Secretary, VP
                                          of Technology and Director

                Matt  Sebal        32     VP  Strategy  and Marketing, and
                                          Chairman of the Board of Directors

     SCOTT R. KERR joined NES in July 2002. From 2000 to the present Mr. Kerr has been the Vice President and chief financial officer for Mindfuleye, Inc., a publicly reporting company. Mr. Kerr has been a director of MindfulEye, Inc. since September, 2001. MindfulEye has developed technology that can scan text on the Internet. MindfulEye, Inc. has no operations. Mr. Kerr's role at Mindfuleye, Inc. includes implementation of the business development strategy, corporate and product marketing, and the development and execution of product sales and distribution programs. From January 1998 to August 2000, Mr. Kerr managed new business development for Bayleaf Software Inc. of Vancouver. From 1991 to 1997 he was with Omni-Tech Systems Ltd. of Vancouver, as vice president, client services. Mr. Kerr has received a Bachelor of Arts in Political Science from the University of British Columbia. Mr. Kerr works approximately 30 hours per week for NES.

     TODD CUSOLLE joined NES in July 2002. From 1999 to the present Mr. Cusolle has served as Mindfuleye, Inc.'s Secretary and Chief Technical Officer, he also was the founder. MindfulEye, Inc. is a publicly reporting company. MindfulEye, Inc. has no operations. MindfulEye has developed technology that can scan text on the Internet. In 1999 Mr. Cusolle served as a senior developer and architect at RLG netPeformance and Communicate.com (formerly IMEDIAT Digital). From 1996 until 1998 Mr. Cusolle was the founding employee of Emerge Online and led the technical team from 1 to 20 employees. While working with these organizations, Mr. Cusolle led the back-end development of well-known investment and financial websites, including HSBC Bank USA (formerly Marine Midland Bank), TD Bank, Comerica Bank, Fleet Bank USA, Canada Trust, Canadian Corporate News and Bayshore Trust. Notably, Mr. Cusolle designed and implemented the first online instant approval line-of-credit application that automatically accessed and analyzed an individual's credit report. From 1995 to 1996, Mr. Cusolle held development positions at both Quadravision Communications (now Bowne Internet) and Carleton University in Ottawa, Canada. Mr. Cusolle works approximately 30 hours per week for NES.

     MATTHEW SEBAL joined NES in July 2002. From June 2000 to the present Mr. Sebal has been the secretary and a director of Return Assured Incorporated. Return Assured Incorporated had been a publicly reporting company involved in enabling e-retail transactions. As of January, 2003 Return Assured Incorporated is no longer a publicly reporting company. Return Assured Incorporated has no operations. Since 2001, Mr. Sebal has been a director of MindfulEye, Inc., a publicly reporting company. MindfulEye, Inc. has no operations. MindfulEye has developed technology that can scan text on the Internet. From 1999 to May 2000, he was a principal in IBM's e-business Services Group for British Columbia, Canada. From 1997 to 1998, Mr. Sebal was Director of Business Development for Communicate.com. From 1995 to 1997, he was Senior Strategist for Emerge Online, Inc. From 1990 to 1995, he was President of Sebal Enterprises, an import-export business. Mr. Sebal holds a baccalaureate degree in Political Science from the University of Western Ontario. Mr. Sebal works approximately 30 hours per week for NES.

                             EXECUTIVE COMPENSATION

     The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the Named Executive Officers, as defined below, for the fiscal years ended December 31, 2002, 2001 and 2000. Note that NES Worldwide was incorporated on July 17, 2002, therefore, there was no compensation to any executive officers in 2000 or 2001. The named executive officers (the "Named Executive Officers") are NES Worldwide, Inc.'s Chief Executive Officer, Chief Operating Officer and Secretary and the other executive officers of NES Worldwide who each received in excess of $100,000 in total annual salary and bonus for fiscal year 2002. Compensation is shown in the following table:

                                Summary  Compensation  Table

                                                                    Annual Compensation
                                                               ------------------------------
                                                 Fiscal                       Other Annual
Name and Principal Position                       Year          Salary ($)   Compensation ($)
--------------------------------------------  ------------     ---------     ----------------
Scott R. Kerr . . . . . . . . . . . . . . .       2002             0               0
  President and Director                          2001             0               0
                                                  2000             0               0

                                                                    Annual Compensation
                                                               ------------------------------
                                                 Fiscal                       Other Annual
Name and Principal Position                       Year          Salary ($)   Compensation ($)
--------------------------------------------  ------------     ---------     ----------------
Todd Cusolle
  CFO, Secretary, VP  . . . . . . . . . . .       2002             0               0
  Technology and Director                         2001             0               0
                                                  2000             0               0

Matt Sebal. . . . . . . . . . . . . . . . .       2002             0               0
  VP Strategy and Marketing and                   2001             0               0
  Chairman of the Board of Directors              2000             0               0



DIRECTOR  COMPENSATION

     At this time, we do not pay any compensation to directors for their attendance at board meetings.

STOCK  OPTION  GRANTS

     There were no individual grants of stock options to any Executive Officers from July 17, 2002 (inception) to April 14, 2003.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on August 1, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

LIMITATION  ON  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director:

     (i) for any breach of the director's duty of loyalty to us or our stockholders;

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or

     (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section  145  of  the  Delaware  General  Corporation Law.  The Delaware General
Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company's bylaws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of April 14, 2003. The information in this table provides the ownership information for:

     a. each person known by us to be the beneficial owner of more than 5% of our common stock;

     b.   each  of  our  directors;

     c.   each  of  our  executive  officers;  and

     d.   our  executive  officers,  directors and director nominees as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 4,990,250 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

     Unless otherwise indicated, the address of each beneficial owner is c/o NES Worldwide, Inc., 938 Howe Street, Suite 402, Vancouver, British Columbia V6Z1N9 Canada.

                                                    AMOUNT OF         PERCENT OF
                                                  COMMON STOCK          CLASS
NAME AND ADDRESS OF    EXECUTIVE OFFICE HELD      BENEFICIALLY         OF COMMON
 BENEFICIAL OWNER          (IF ANY)                   OWNED             STOCK
--------------------------------------------------------------------------------
Scott  R.  Kerr        President and Director        712,500             14%

Todd  Cusolle  (1)     CFO, Secretary, VP
                       Technology and Director       956,250             19%

                                                    AMOUNT OF         PERCENT OF
                                                  COMMON STOCK          CLASS
NAME AND ADDRESS OF    EXECUTIVE OFFICE HELD      BENEFICIALLY         OF COMMON
 BENEFICIAL OWNER          (IF ANY)                   OWNED             STOCK
--------------------------------------------------------------------------------
Matthew  Sebal  (1)    VP Strategy and Marketing
                       and Chairman of the Board
                       of Directors                  956,250             19%

All  Executive
Officers and Directors
as a Group (3 persons)                             2,625,000             52%

Jackson Steinem, Inc. (2)
630  Third  Avenue,
New  York,  NY  10017                            1,125,000               22%

(1) 51st State Systems Inc. owns 1,912,500 shares of NES. Matt Sebal and Todd Cusolle each own 50% of 51st State Systems Inc.; Therefore Matt Sebal and
Todd  Cusolle  each  own  956,250  shares  of  NES.

(2)     The beneficial owner and control person of Jackson Steinem, Inc. is Adam
S.  Gottbetter  of  Kaplan  Gottbetter  &  Levenson,  LLP,  our  legal  counsel.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     National EDGAR Services, Inc. is a Canadian corporation, and is a wholly owned subsidiary of NES Worldwide, Inc. 51st State Systems, Inc. is Canadian corporation owned equally by Todd Cusolle and Matt Sebal. 51st State Systems, Inc. owns 1,912, 500 shares of NES. Further, NES has a web hosting contract with 51st State Systems, Inc. This web hosting contract expires July 2003.

     On July 24, 2002, we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for $712.50, par value of the stock.

     On July 24, 2002, we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for $1,912.50, par value of the stock.

     On July 24, 2002, we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Kaplan Gottbetter & Levenson, LLP, our legal counsel. This transfer was in exchange for $1,125, par value of the stock.

     On August 1, 2002, we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for the transfer from Mr. Kerr of 19 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002, we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for the transfer from Mr. Cusolle and Mr. Sebal of 51 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002, we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Kaplan Gottbetter & Levenson, LLP, our legal counsel. This transfer was in exchange for the transfer from Jackson Steinem, Inc. of 30 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002, we issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to NES. The shares were issued in exchange for $5,000 worth of non legal services rendered (the shares were valued at $.10 per share).

     On September 2, 2002, Scott R. Kerr cancelled 712,500 shares of NES's common stock, 51st State Systems, Inc. (owned by Todd Cusolle and Mathew Sebal) cancelled 1,912,500 shares of NES's common stock, and Jackson Steinem, Inc.
cancelled  1,125,000  shares  of  NES's  common  stock.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. There are 4,990,250 shares of our common stock issued and outstanding, and no other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures outstanding.

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and its restatements, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     a. all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     b. all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     c.   all  liquidation  preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the Nasdaq Stock Market or have a class of voting stock held by more than 2000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

TRANSFER  AGENT

     We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 as transfer agent for our common stock.

                              SELLING STOCKHOLDERS

     All of the shares of NES common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 1,240,250 shares of NES common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

     a.   the  name  of  each  person  who  is  a  selling  stockholder;

     b. the number of securities owned by each such person at the time of this offering; and

     c. the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

                                                           SHARES OWNED PRIOR TO     SHARES OWNED AFTER
                                                               THE OFFERING             THE OFFERING
                                         NUMBER OF       ------------------------   --------------------
SELLING STOCKHOLDER                    SHARES OFFERED       NUMBER    PERCENT*        NUMBER    PERCENT
-------------------------------------  --------------    ------------------------   --------------------
Accent Pacific Capital Inc. (1) . . .             500         500                         0        0%
Ramon Alexander . . . . . . . . . . .             500         500                         0        0%
Donald E. Alton . . . . . . . . . . .             500         500                         0        0%
Leslie Andrachuck . . . . . . . . . .             250         250                         0        0%
Bamby Investments S.A. (2). . . . . .          50,000      50,000                         0        0%
Nav Bhullar . . . . . . . . . . . . .           1,000       1,000                         0        0%
Thomas Christen . . . . . . . . . . .         100,000    100,000                          0        0%
Crystal Overseas Trading Inc. (3) . .         100,000    100,000                          0        0%
Adam Cunningham . . . . . . . . . . .             500        500                          0        0%
Roger Curchod . . . . . . . . . . . .          10,000     10,000                          0        0%
Don Currie. . . . . . . . . . . . . .             500        500                          0        0%
Gunther Cusolle . . . . . . . . . . .             250        250                          0        0%
Mary-Louise Cusolle . . . . . . . . .             250        250                          0        0%
Trevor Cusolle. . . . . . . . . . . .             250        250                          0        0%
Troy Cusolle. . . . . . . . . . . . .             500        500                          0        0%
Belinda Drew. . . . . . . . . . . . .             500        500                          0        0%
Joanne Fichera. . . . . . . . . . . .           5,000      5,000                          0        0%

                                                           SHARES OWNED PRIOR TO     SHARES OWNED AFTER
                                                               THE OFFERING             THE OFFERING
                                         NUMBER OF       ------------------------   --------------------
SELLING STOCKHOLDER                    SHARES OFFERED       NUMBER    PERCENT*        NUMBER    PERCENT
-------------------------------------  --------------    ------------------------   --------------------
Robert Fichera. . . . . . . . . . . .           5,000        5,000                        0        0%
Adam S. Gottbetter. . . . . . . . . .          10,000        10,000                       0        0%
Angela Halliday . . . . . . . . . . .             500           500                       0        0%
Kurt Handschin. . . . . . . . . . . .          10,000        10,000                       0        0%
Candace Kantor. . . . . . . . . . . .             500           500                       0        0%
Charalambos Katevatis . . . . . . . .             500           500                       0        0%
Panayiotis Katevatis. . . . . . . . .             500           500                       0        0%
Frances Jane Kerr . . . . . . . . . .             500           500                       0        0%
James R. Kerr . . . . . . . . . . . .          25,000        25,000                       0        0%
Karen Kerr. . . . . . . . . . . . . .          25,000        25,000                       0        0%
KGL Investments, Ltd. (4) . . . . . .          50,000        50,000                       0        0%
Lawrence H. Levner. . . . . . . . . .           2,000         2,000                       0        0%
Heather Macintosh . . . . . . . . . .             250           250                       0        0%
Ming Capital Enterprises Inc. (5) . .         100,000       100,000                       0        0%
Donald H. B. Munro. . . . . . . . . .           1,000         1,000                       0        0%
Nancy H. Munro. . . . . . . . . . . .             500           500                       0        0%
Sarah D. Munro. . . . . . . . . . . .             500           500                       0        0%
Susan Munro . . . . . . . . . . . . .             500           500                       0        0%
Peter Niderost. . . . . . . . . . . .             500           500                       0        0%
Partner Marketing AG (6). . . . . . .         100,000       100,000                       0        0%
Alma Pasic. . . . . . . . . . . . . .             250           250                       0        0%
Private Investment Company Ltd. (7) .         100,000       100,000                       0        0%
Scott Rapfogel. . . . . . . . . . . .          10,000        10,000                       0        0%
Albert Reda . . . . . . . . . . . . .             500           500                       0        0%
Christian Russenberger. . . . . . . .          10,000        10,000                       0        0%
Theresa Russo . . . . . . . . . . . .           5,000         5,000                       0        0%
Hans Schopper . . . . . . . . . . . .         100,000       100,000                       0        0%
Dana Sebal. . . . . . . . . . . . . .           5,000         5,000                       0        0%
Frances Sebal . . . . . . . . . . . .             500           500                       0        0%
Mal Sebal . . . . . . . . . . . . . .             500           500                       0        0%
Mary Sebal. . . . . . . . . . . . . .             500           500                       0        0%
Seloz Gestion & Finance SA (8). . . .         100,000       100,000                       0        0%
Steve Sharp . . . . . . . . . . . . .             250           250                       0        0%
Monty Sheldan . . . . . . . . . . . .             500           500                       0        0%
Puar Sokhie . . . . . . . . . . . . .             500           500                       0        0%
Mark Spence . . . . . . . . . . . . .             500           500                       0        0%
Syrah Investment Corporation (9). . .         100,000       100,000                       0        0%
Terraco Holding SA (10) . . . . . . .         100,000       100,000                       0        0%
Turf Holding Inc. (11). . . . . . . .         100,000       100,000                       0        0%
Praveen Varshney. . . . . . . . . . .             500           500                       0        0%
Viking Investment Group II, Inc. (12)          25,000        25,000                       0        0%
Dave Wood . . . . . . . . . . . . . .             500           500                       0        0%
Alison J. Wright. . . . . . . . . . .           1,000         1,000                       0        0%
Vivian Yesnik . . . . . . . . . . . .             500           500                       0        0%
Edna Zubruchen. . . . . . . . . . . .             500           500                       0        0%

                                                           SHARES OWNED PRIOR TO     SHARES OWNED AFTER
                                                               THE OFFERING             THE OFFERING
                                         NUMBER OF       ------------------------   --------------------
SELLING STOCKHOLDER                    SHARES OFFERED       NUMBER    PERCENT*        NUMBER    PERCENT
-------------------------------------  --------------    ------------------------   --------------------
Total . . . . . . . . . . . . . . . .       1,240,250     1,240,250                       0        0%

*     Indicates  less  than  one  percent of the total outstanding common stock.

(1) The beneficial owner and control person of Accent Pacific Capital Inc. is Michael Sweatman.
(2) The beneficial owner and control person of Bamby Investments SA is Camille Escher.
(3) The beneficial owner and control person of Crystal Overseas Trading, Inc. is Daniele Cimmino.
(4) The beneficial owners and control persons of KGL Investments, Ltd. are Steven M. Kaplan, Adam S. Gottbetter and Paul R. Levenson (all of whom are the partners of Kaplan Gottbetter & Levenson, LLP, our legal counsel).
(5) The beneficial owner and control person of Ming Capital Enterprises, Ltd. is Unni Kumaran Menon.
(6) The beneficial owner and control person of Partner Marketing AG is Karl Volger.
(7) The beneficial owner and control person of Private Investment Company Ltd. is Martin Christen.
(8) The beneficial owner and control person of Seloz Gestion & Finance S.A. is Rene Belser.
(9) The beneficial owner and control person of Syrah Investment Corporation is Engelbert Schreiber, Jr.
(10) The beneficial owner and control person of Terraco Holding SA is Dagmar Papenberg.
(11) The  beneficial  owner  and  control  person  of  Turf Holding is Vijendran
     Poniah.
(12) The beneficial owner and control person of Viking Investment Group II, Inc. is Ian Markofsky.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     If the selling shareholders enter into an agreement, after effectiveness of this registration statement, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter then NES will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution and will revise the disclosures in the registration statement, and will file the broker-dealer agreement as an exhibit to the registration statement.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling shareholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling shareholders.

     Selling shareholders may sell their shares in all 50 states in the U.S. Further, NES will be profiled in the Standard & Poor's publications or "manuals". The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

     If our stock does become publicly traded, we will likely be subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.

                            MARKET FOR COMMON EQUITY

SHARES  ELIGIBLE  FOR  FUTURE  SALE

MARKET  INFORMATION

     There is no public trading market on which NES's Common Stock is traded. NES has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of NES's common stock on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance that our common stock will be included on the OTCBB.

     There  are  sixty-four  (64)  record  holders  of  common  equity.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of NES.

     We have outstanding 4,990,250 shares of our common stock. Of these shares, 1,240,250 shares will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule
144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 1,240,250 shares of our common stock, 25% of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a

Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                                LEGAL PROCEEDINGS

     We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us. As noted above we have filed for trademark protection on the name National EDGAR Services. It is possible that this conflict could lead to litigation.

                                  LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017. KGL Investments, Ltd. (the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP) is registering 50,000 shares of NES stock in this registration statement.

                                     EXPERTS

     The financial statements of NES Worldwide, Inc., for the year ended September 30, 2002, have been included herein and in the registration statement in reliance upon the report of Rogoff & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accountant and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                        INDEX  TO  FINANCIAL  STATEMENTS
                       NES WORLDWIDE, INC. AND SUBSIDIARY
Auditors'  Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Consolidated  Balance  Sheet of December 31, 2002 (unaudited), and September 30,2002. . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Consolidated  Statements  of  Operations for the three months ended December 31,2002 (unaudited), for the year ended
     September 30, 2002, and for the period from July  17, 2002
     (Inception)  through  December  31,  2002  (unaudited). . . . . . . . . .   F-3

Consolidated  Statements  of  Cash Flows for the three months ended December 31,2002 (unaudited), for the year ended
     September 30, 2002, and for the period from July 17, 2002
     (Inception)  through  December  31,  2002  (unaudited). . . . . . . . . .   F-4

Consolidated  Statement  of Stockholders' Deficit and
     Comprehensive Loss for the period  July  17,  2002
     (Inception)  through  December  31,  2002. . . . . . . . . . . . . . . . .  F-5

Notes  to  Consolidated  Financial  Statements. . . . . . . . . . . . . . . . .  F-6


                      LETTERHEAD OF ROGOFF & COMPANY, P.C.


                          Independent Auditors' Report


To  the  Board  of  Directors  and
Stockholders  of  NES  Worldwide,  Inc.


We have audited the accompanying consolidated balance sheet of NES Worldwide, Inc. and Subsidiary (the "Company) (a developmental stage entity) as of September 30, 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from July 17, 2002 (date of inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NES Worldwide, Inc. and Subsidiary (a developmental stage entity) at September 30, 2002, and the consolidated results of their operations and their cash flows for the period from July 17, 2002 (date of inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a developmental stage entity and as such has not yet established any revenues. The Company has experienced losses since inception of $29,768, has a stockholders' deficit of $24,768 and negative working capital of $40,171 as of September 30, 2002. The ability of the Company to continue as a going concern is dependent upon several factors, including its ability to generate cash flow once its business strategy is implemented as well as obtaining adequate capital to fund operating losses until it becomes profitable. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



     /S/Rogoff  &  Company,  P.C.

New  York,  New  York
January  17,  2003

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                           CONSOLIDATED BALANCE SHEETS

                                                ASSETS

                                                          December 31, September 30,
                                                             2002           2002
                                                          ------------ -------------
                                                          (Unaudited)
Current Assets:
  Cash . . . . . . . . . . . . . . . . . . . . . . .  $       37,194   $        20
  Accounts receivable. . . . . . . . . . . . . . . .           3,802             -
  Prepaid expenses . . . . . . . . . . . . . . . . .             312             -
                                                      ---------------  ------------

    Total current assets . . . . . . . . . . . . . .          41,308            20

Web site costs . . . . . . . . . . . . . . . . . . .          12,607             -

Deferred offering costs. . . . . . . . . . . . . . .               -        15,403
                                                      ---------------  ------------

                                                            $ 53,915       $15,423
                                                      ===============  ============


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts payable and accrued expenses. . . . . . .          26,400   $    38,290
  Due to stockholder . . . . . . . . . . . . . . . .               -         1,901
                                                      ---------------  ------------

    Total current liabilities. . . . . . . . . . . .          26,400        40,191

Commitments and contingencies

Stockholders' Deficit:
  Preferred stock, $.0001 par value, 5,000,000
    shares authorized; none outstanding. . . . . . .               -             -
    shares issued and outstanding, respectively
  Common stock, $.001 par value, 100,000,000 shares
    authorized; 4,801,750 and 3,800,000 issued and
    outstanding, respectively. . . . . . . . . . . .           4,802         3,800
  Additional paid in capital . . . . . . . . . . . .          82,628         5,013
  Deficit accumulated during the development stage .         (56,102)      (29,768)
  Subscriptions receivable . . . . . . . . . . . . .          (3,813)       (3,813)
                                                      ---------------  ------------

    Total Stockholders' equity (deficit) . . . . . .          27,515       (24,768)

                                                            $ 53,915       $15,423
                                                      ===============  ============




See  Notes  to  Consolidated  Financial  Statements

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                        Period From      Period From
                                       July 17, 2002    July 17, 2002
                                       Three-months      (Inception)     (Inception)
                                           Ended           Through         Through
                                       December 31,     September 30,    December 31,
                                           2002             2002             2002
                                      ---------------  ---------------  --------------
                                        (Unaudited)                       (Unaudited)
Revenue. . . . . . . . . . . . . . .  $        3,820   $            -   $       3,820

Cost of goods sold . . . . . . . . .           3,014                -           3,014
                                      ---------------  ---------------  --------------

Gross profit . . . . . . . . . . . .             806                -             806

Operating expenses:
  Selling expenses . . . . . . . . .           1,023                -           1,023
  Web hosting expenses . . . . . . .               -            2,012           2,012
  General and administrative . . . .          26,117           27,756          53,873
                                      ---------------  ---------------  --------------

    Total operating expenses . . . .          27,140           29,768          56,908
                                      ---------------  ---------------  --------------

Net loss . . . . . . . . . . . . . .  $      (26,334)  $      (29,768)  $     (56,102)
                                      ===============  ===============  ==============

Basic loss per share . . . . . . . .  $         (.01)  $         (.01)  $        (.01)
                                      ===============  ===============  ==============


Weighted average shares outstanding.       3,974,217        3,794,118       3,897,675
                                      ===============  ===============  ==============







See  Notes  to  Consolidated  Financial  Statements.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                      Period From           Period From
                                                                     July 17, 2002         July 17, 2002
                                                 Three-months          (Inception)          (Inception)
                                                     Ended               Through              Through
                                                 December 31,         September 30,         December 31,
                                                     2002                 2002                  2002
                                                ---------------      ----------------      --------------
                                                  (Unaudited)                                (Unaudited)
Cash flow from operating activities

Net loss . . . . . . . . . . . . . . . . . . .  $      (26,334)      $      (29,768)     $    (56,102)

  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Common stock issued for services . . . .               -                5,000             5,000
  Change in operating assets and liabilities:
    Accounts receivable. . . . . . . . . . . .          (3,802)                   -            (3,802)
    Prepaid expenses . . . . . . . . . . . . .            (312)                   -              (312)
    Deferred offering costs. . . . . . . . . .          15,403              (15,403)                -
    Accounts payable and accrued expenses. . .         (11,890)              38,290            26,400
                                                ---------------      ----------------      --------------


  Net cash used in operating activities. . . .         (26,935)              (1,881)          (28,816)
                                                ---------------      ----------------      --------------

Cash flow from investing activities:
  Website development. . . . . . . . . . . . .         (12,607)                   -           (12,607)
                                                ---------------      ----------------      --------------

Cash flow from financing activities:
Proceeds from issuance of common stock . . . .          78,617                    -            78,617
Advances from (payment to) stockholder . . . .          (1,901)               1,901                 -
                                                ---------------      ----------------      --------------

  Net cash provided by financing
  activities . . . . . . . . . . . . . . . . .          76,716                1,901            78,617
                                                ---------------      ----------------      --------------

Increase in cash . . . . . . . . . . . . . . .          37,174                   20            37,194

Cash, beginning of period. . . . . . . . . . .              20                    -                 -
                                                ---------------      ----------------      --------------

Cash, end of period. . . . . . . . . . . . . .          37,194      $            20            37,194
                                                ===============      ================      ==============



Supplemental disclosure of non-cash
  financing activities:

  Common stock issued for services . . . . . .  $            -       $         5,000      $          -
                                                ===============      ================      ==============

  Common stock issued through subscription . .  $            -       $         3,813      $          -
                                                ===============      ================      ==============





See  Notes  to  Consolidated  Financial  Statements.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
     CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND COMPREHENSIVE LOSS
                    FOR THE PERIOD JULY 17, 2002 (INCEPTION)
                            THROUGH DECEMBER 31, 2002

                                                                           Deficit
                                                                          Accumulated
                                                             Additional    During The                   Total
                                                               Paid in    Development  Subscription  Stockholders'
                                   Shares         Amount       Capital       Stage      Receivable     Deficit
                               -------------  ------------  ------------  -----------  ------------  ----------
Balance, July 16, 2002. . . .              -   $         -   $         -   $      -   $         -   $       -

Issuance of common stock
  to the founders at $.001
  on July 17, 2002. . . . . .      3,750,000         3,750             -          -        (3,750)          -
Issuance of common stock
  for acquisition of
  National EDGAR on
  August 1, 2002. . . . . . .      3,750,000         3,750        (3,687)         -           (63)          -
Cancellation of common stock
  issued in connection with
  the acquisition of
  National EDGAR on
  September 2, 2002 . . . . .     (3,750,000)       (3,750)        3,750          -             -           -
Issuance of common stock
  for legal services at
  $.10 on August 1, 2002. . .         50,000            50         4,950          -             -           -

Net loss. . . . . . . . . . .              -             -             -    (26,334)            -           -
                               -------------  ------------  ------------  -----------  ------------  ----------

Balance, September 30,
  2002 (Unaudited). . . . . .      3,800,000         3,800         5,013    (26,334)       (3,813)     (3,750)

Issuance of common stock
  via private placement
  on December 15, 2002. . . .      1,001,750         1,002        77,614          -             -           -

Net loss. . . . . . . . . . .              -             -             -    (29,768)            -           -
                               -------------  ------------  ------------  -----------  ------------  ----------

Balance, December 31,
  2002 (Unaudited). . . . . .      4,801,750   $     4,802   $    82,627   $(56,102)  $    (3,813)  $  (3,750)
                               =============  ============  ============  ===========  ============  ==========




See  Notes  to  Consolidated  Financial  Statements.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information as of December 31, 2002 and for the three months ended December 31, 2002 is unaudited)

NOTE  1  -  DESCRIPTION  OF  BUSINESS  ACQUISITION;  BASIS  OF  CONSOLIDATION

     NES Worldwide, Inc. (the "Company") (a developmental stage entity) was incorporated in the State of Delaware on July 17, 2002. The Company, through its wholly owned subsidiary National EDGAR Services, Inc., ("National EDGAR"), plans to be a provider of electronic filing services for companies and individuals that are required to file financial documents under United States federal securities laws with the United States Securities and Exchange Commission (the "SEC") via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR ").

     National EDGAR was incorporated on July 23, 2002 in the Canadian providence of British Columbia. National EDGAR had no transactions for the period between July 23, 2002 and August 1, 2002.

     On August 1, 2002 the Company acquired 100% of National EDGAR's common stock in exchange for 3,750,000 shares of the Company's common stock. Accordingly, this business combination was accounted for at historical cost as an exchange of shares between enterprises under common control.

     The consolidated financial statements include the accounts of NES Worldwide, Inc. and its wholly owned subsidiary National EDGAR from August 1, 2002 through December 31, 2002. All material intercompany accounts and transactions have been eliminated in consolidation.

     Interim  Consolidated  data

     The consolidated information at December 31, 2002 and for the three months ended December 31,2002 is unaudited but has been prepared on the same basis as the September 30, 2002 (annual) financial statements and in the opinion of management, includes only normal recurring adjustments that the Company considers necessary for a fair presentation of the consolidated financial position on December 31, 2002 and the consolidated operating results and cash flows for those periods. Results for the interim periods are not necessarily indicative of the results for any subsequent period.


NOTE  2  -  LIQUIDITY

     The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of December 31, 2002 the Company is a developmental stage entity and as such has not yet established any revenues. The Company has experienced losses since inception of $56,102, has a stockholders' deficit of $24,768 and negative working capital of $40,171 as of September 30, 2002. The ability of the Company to continue as a going concern is dependent upon several factors, including its ability to generate cash flow once its business strategy is implemented as well as obtaining adequate capital to fund operating losses until it becomes profitable. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

     Management is currently in the process of executing its business model described above and believes that the Company will generate cash flow once its business strategy is fully implemented. There can be no assurance that management will be successful in accomplishing its business plan. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information as of December 31, 2002 and for the three months ended December 31, 2002 is unaudited)


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Deferred  offering  costs

     Deferred offering costs represent costs attributable to a private placement. The Company intends to offset these costs against the proceeds from this transaction. In the event that such transaction is not completed, these costs will be charged to operations.

     Income  Taxes

     The Company uses the liability method for income taxes as required by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Loss  Per  Share

     The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with the provisions of SFAS No. 128 "Earnings per Share" ("SFAS 128").

     Under SFAS 128 basic net earnings (loss) per share is computed by dividing the net earnings (loss) for the period by the weighted average number of shares outstanding during the period. Diluted net earnings per share is computed by dividing the net earnings for the period by the weighted average number of common share equivalents during the period. Common stock equivalents would arise from the exercise of stock options. At September 30, 2002 the Company had not granted any stock options, therefore basic and diluted earnings per share are identical.

     Comprehensive  Income  (loss)

     Comprehensive income (loss) consists of net loss for the period and foreign currency translation adjustments.

     Foreign  Currency  Translation  and  Transactions

     The financial statements of the Company's Canadian subsidiary are measured in local currency as the functional currency. Adjustments to translate those statements into United States dollars at the balance sheet date are recorded in other comprehensive income in the accompanying consolidated statement of stockholders' deficit and comprehensive loss, if material. Adjustments for the translation of exchange gains and losses, if any, are reflected in earnings.

     Use  of  Estimates

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information as of December 31, 2002 and for the three months ended December 31, 2002 is unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued Website Development costs

     The Company accounts for website development costs in accordance with Emerging Issues Task Force (EITF) Issue 00-2, "Accounting for Website Development Costs." Under the guidelines of SOP 98-1 and EITF Issue 00-2, website development costs that are incurred in the preliminary project stage should be expensed as incurred. Once the capitalization criteria have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software, payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project (to the extent of the time spent directly on the project), and interest costs incurred when developing computer software for internal use are capitalized

     Capitalized website development costs, principally consisting of payroll and the costs of outside consultants, amount to $12,607. These costs will be amortized over a period of three years once the website is placed in service.

     New  Accounting  Pronouncements

     Management does not believe that recently issued, but not yet effective accounting pronouncements, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE  4  -  INCOME  TAXES

     As of September 30, 2002, The Company had a net operating loss carryforward of approximately $25,000 for United States ("US") Federal and New York State Corporate tax purposes, which begin to expire in 2002.

     The Company has a deferred tax asset of approximately $3,800 based on US rates as of September 30, 2002, which primarily represents the future benefits of its net operating loss carryforward. In addition, the Company has incurred US losses for the first quarter of 2003 of approximately $25,000. However, because realization of these benefits depends on generation of future taxable income, which is subject to substantial uncertainty, the Company has placed a full valuation allowance against the deferred tax asset at December 31, 2002 and September 30, 2002.

     The Company's wholly owned subsidiary has a net operating loss carryforward of approximately $5,000 under Canadian tax law. In addition, the subsidiary incurred a loss of approximately $1,000 during the first quarter of 2003.

NOTE  5  -  DUE  TO  STOCKHOLDER

     On July 23, 2002 the majority stockholder advanced $1,901 to the Company. This advance is due on demand and accrues interest at 12% per annum. The Company repaid this advance, including interest, on December 30, 2002.

NOTE  6  -  EQUITY  TRANSACTIONS

     On July 24, 2002 the Company issued 712,500, 1,912,500 and 1,125,000 to the
     Company's president, a related party owned by the Company's Chief Financial Officer and Executive Vice President of Strategy and Marketing and an entity owned by a partner of the Company's legal counsel, respectively, (collectively "the Founders") through subscription agreements at par value. This amount was paid in January, 2003.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information as of December 31, 2002 and for the three months ended December 31, 2002 is unaudited)


NOTE  6  -  EQUITY  TRANSACTIONS  -  continued

     On August 1, 2002 the Company issued 50,000 shares of its common stock to the Company's legal counsel. The shares were issued in exchange for $5,000 worth of non legal services rendered (valued at $.10 per share).

     On August 1, 2002, in exchange for 100% of the common stock of National EDGAR, the Company issued 712,500, 1,912,500 and 1,125,000 shares of its common stock to the Company's president, a related party owned by the Company's Chief Financial Officer and Executive Vice President of Strategy and Marketing and an entity owned by a partner of the Company's legal counsel, respectively.

     On September 2, 2002 the Founders agreed to cancel 3,750,000 shares of the Company's common stock. For purposes of calculating loss per share the Company has treated this transaction as though it took place simultaneously with the acquistion of National Edgar.

     On December 15, 2002, the company issued 1,001,750 shares of common stock through a private placement.

NOTE  7a  -  PRIVATE  PLACEMENT

     On August 1, 2002 the Board of Directors of the Company resolved to raise capital of up to $125,000 through a private placement. On October 16, 2002 the Company issued a Confidential Private Offering Memorandum (the "Memorandum") offering 1,250,000 shares of the Company's common stock to investors at $.10 per share. As of January 17, 2003 953,000 shares of the Company's common stock have been issued through this Memorandum totaling gross proceeds of $95,300, The deferred offering costs of $15,403 were applied against those proceeds. The Company is reporting the transaction for the 953,000 shares as of December 31,2002.

NOTE  7b-  PRIVATE  PLACEMENT  -  continued  (unaudited)

     The Company received an additional $ 23,725 after January 17, 2003 and issued 237,250 shares in order to complete the private placement.

NOTE  8  -  REGISTRATION  OF  SECURITIES

     On August 1, 2002 the Board of Directors approved the filing of a registration statement with the SEC using Form SB-2 to register up to 2,000,000 shares of the Company's common stock for the account of the selling stockholders. None of the proceeds from the sale of securities from this registration statement will go to the Company.

NOTE  9  -  STOCK  OPTION  PLAN

     On August 1, 2002 the Board of Directors of the Company authorized the formation of the 2002 Stock Option Plan (the "Plan"). The Plan provides for the granting of incentive stock options, non-statutory stock options and stock appreciation rights. The incentive stock options can be granted to employees or any subsidiary of the Company. The non-statutory stock options can be granted to all employees, including officers, non-employee directors, consultants or any subsidiary of the Company. Non-statutory stock options can only be granted to consultants that have rendered a bona fide service to the Company, so long as the service is not in connection with the offer or sale of securities in a capital raising transaction. The number of shares of common stock reserved for issuance under the Plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar change in the Company's capital structure.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information as of December 31, 2002 and for the three months ended December 31, 2002 is unaudited)


NOTE  9  -  STOCK  OPTION  PLAN  -  continued

     Incentive stock options must be granted prior to ten years from the date the Plan was initially adopted by the Board of Directors. The option price for shares issued as incentive stock options shall not be less than the fair market value of the Company's common stock at the date of grant unless the option is granted to an individual who, at the date of the grant, owns more than 10% of the total combined voting power of all classes of the Company's stock (the "Principal Stockholder"). Then the option price shall be at least 110% of the fair market value at the date the option is granted. No incentive stock option granted under the Plan shall be exercisable after ten years from its grant date. If the incentive stock option is granted to a Principal Stockholder then the exercise period is five years from the date of grant. Every incentive stock option granted under the Plan shall be subject to earlier termination as expressly provided for in the Plan.

     The option price for shares issued under the non-statutory stock options shall be determined at the sole discretion of the Board of Directors, but may not be less than 85% of the fair market value of the Company's common stock at the date of grant. A non-statutory stock option granted under the Plan may be of such duration as shall be determined by the Board of Directors.

     The Board of Directors may grant options with a reload feature ("Reload Options"). Option holders granted a Reload Option shall receive contemporaneously with the payment of the option price in shares of common stock a right to purchase that number of shares of the Company's common stock equal to the sum of (i) the number of shares of the Company's common stock used to exercise the option and (ii) with respect to non-statutory stock options the number of shares of the Company's common stock used to satisfy any tax withholding requirement incident to the exercise of such non-statutory stock options. The option price for a Reload Option relating to incentive stock options or non-statutory stock options granted to a person other than a Principal Stockholder shall be the fair market value of a share of the Company's common stock at the date of grant of the Reload Option. For Principal Stockholders the option price for Reload Options shall be 110% of the fair market value of a share of the Company's common stock at the date of grant.

     The Board of Directors may award an optionee with respect to each share of common stock covered by an option, a related alternative stock appreciation right ("SAR"). A SAR granted with an incentive stock option must be granted together with the related incentive stock option. A SAR granted with a non-statutory stock option may be granted together, or subsequent to, the granting of the original non-statutory stock option. SAR's granted under the Plan shall be evidenced by an agreement (the "SAR Agreement"). The SAR Agreement shall specify the period during which the SAR is exercisable. A SAR may be exercised only if and to the extent that the related option is eligible to be exercised on the date of exercise of the SAR. SAR's shall terminate or expire upon the same conditions as the related option. The Company has not issued any options under this plan.

                       NES WORLDWIDE, INC. AND SUBSIDIARY
                         (A Developmental Stage Entity)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information as of December 31, 2002 and for the three months ended December 31, 2002 is unaudited)


NOTE  10  -  RELATED  PARTIES

     The Company entered into a web hosting agreement (the "Agreement") with a related party, who is also the majority stockholder, owning 50.3% of the Company's outstanding common stock. The owners of this related party are the Chief Financial Officer and Executive Vice President of Strategy and Marketing. The initial term of the Agreement is for three years commencing on August 1, 2002. Thereafter, the Agreement is renewed automatically for an additional one-year term unless either party notifies the other its intention to terminate the Agreement. Under this Agreement the Company is required to pay a monthly fee of $1,000. For this, the related party will provide the server hardware, operating system software, monitoring software and other software and premise connectivity required to operate the business. For the periods from October 1, 2002 through December 31, 2002 and July 17, 2002 (date of inception) through September 30, 2002 the Company has accrued $3,000 and $2,000, respectively, as web hosting expense in the accompanying consolidated statement of operations.

     A partner of the Company's legal counsel owns approximately 30% of the Company's outstanding common stock at December 31, 2002 and September 30, 2002. For the period July 17, 2002 through September 30, 2002 the Company has accrued legal expenditures of approximately $32,600, of which approximately $15,000 relates to a private placement and has been recorded as deferred offering costs in the accompanying consolidated balance sheet.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporate Law ("DGCL"), as amended from time to time, indemnify its officers and directors.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

     Article X of the Registrant's certificate of incorporation provide as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

     (i) To the fullest extent permitted by the GCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (ii) The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by
     Section  145.

     (iii) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law , (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

ITEM  25.   EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

        Securities  and  Exchange  Commission  Registration  Fee    $    101.00
        Legal  Fees                                                   50,000.00
        Accounting  Fees                                               7,500.00
        Printing  and  Engraving                                       2,400.00
        Miscellaneous                                                  1,800.00

              TOTAL                                                $  61,801.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On July 24, 2002, we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for $712.50, par value of the stock.

     On July 24, 2002, we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for $1,912.50, par value of the stock.

     On July 24, 2002, we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Kaplan Gottbetter & Levenson, LLP, our legal counsel. This transfer was in exchange for $1,125, par value of the stock.

     On August 1, 2002 we issued 712,500 shares of our common stock to Scott R. Kerr in exchange for the transfer from Mr. Kerr of 19 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002 we issued 1,912,500 shares of our common stock to 51st State Systems, Inc., which is owned equally by Todd Cusolle and Matt Sebal, in exchange for the transfer from Mr. Cusolle and Mr. Sebal of 51 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002 we issued 1,125,000 shares of our common stock to Jackson Steinem, Inc., which is wholly owned by Adam S. Gottbetter of Kaplan Gottbetter & Levenson, LLP, our legal counsel. This transfer was in exchange for the transfer from Jackson Steinem, Inc. of 30 shares of National EDGAR Services, Inc. to NES.

     On August 1, 2002 we issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to NES. The shares were issued in exchange for $5,000 worth of non legal services rendered (the shares were valued at $.10 per share).

     On September 2, 2002, Scott R. Kerr cancelled 712,500 shares of NES's common stock, 51st State Systems, Inc. (owned by Todd Cusolle and Mathew Sebal) cancelled 1,912,500 shares of NES's common stock, and Jackson Steinem, Inc.
cancelled  1,125,000  shares  of  NES's  common  stock.

     From October, 2002 to February 2003, NES sold 1,190,250 shares of its common stock at $.10 per share for a total of $119,025. The shares were sold to 5 accredited investors, 1 nonaccredited investor, and to 54 foreign investors who had access to all material information pertaining to the Company. A private placement memorandum was provided to the accredited and nonaccredited investors (the U.S. investors). These investors were personal business acquaintances of NES's officers and directors. The sales were a private transaction without registration in reliance on the exemptions provided by Section 4(2), Rule 506 of Regulation D and Rule 903 of Regulation S of the Securities Act of 1933, as amended. The foreign investors agreed to resell their NES stock only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, these investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM  27.   EXHIBITS.


Exhibit  Number  Description
---------------  ---------------------------------------------------------------
    3.1          Certificate  of  Incorporation

    3.2          Amended  Certificate  of  Incorporation

    3.3          ByLaws

    4.1          Specimen  Certificate  of  Common  Stock

    5.1          Form  of  Opinion  of  Counsel

   10.1          Stock  Option  Plan  of  2002

   10.2 License Agreement with the U.S. Securities and Exchange Commission, October, 2001

   10.3 Web Hosting Agreement between subsidiary National EDGAR Services, Inc. and 51st State Systems, Inc., dated August 1, 2002

   21.1          List  of  Subsidiaries

   23.1          Accountant's  Consent

   23.2          Counsel's Consent  to  Use  Opinion  (included  in Exhibit 5.1)
---------------------

ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, British Columbia on April 14, 2003.

                                           NES  Worldwide,  Inc.


                                           By:     /s/Scott  R.  Kerr
                                                   ------------------
                                                   Scott  R.  Kerr
                                                   President  and  Director



     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

             Signature                 Title                          Dated

     /s/ Scott R. Kerr
--------------------------
      Scott R. Kerr             President and Director            April 14, 2003

     /s/ Todd Cusolle
--------------------------
      Todd Cusolle              Chief Financial, Secretary, VP
                                Technology and Director           April 14, 2003

     /s/ Matt Sebal
--------------------------
      Matt  Sebal               VP Strategy and Marketing and
                                Chairman of the Board of
                                Directors                         April 14, 2003

                               NES WORLDWIDE, INC.
                                  EXHIBIT INDEX


Exhibit  Number  Description
---------------  ---------------------------------------------------------------
    3.1          Certificate  of  Incorporation

    3.2          Amended  Certificate  of  Incorporation

    3.3          ByLaws

    4.1          Specimen  Certificate  of  Common  Stock

    5.1          Form  of  Opinion  of  Counsel

   10.1          Stock  Option  Plan  of  2002

   10.2 License Agreement with the U.S. Securities and Exchange Commission, October, 2001

   10.3 Web Hosting Agreement between subsidiary National EDGAR Services, Inc. and 51st State Systems, Inc., dated August 1, 2002

   21.1          List  of  Subsidiaries

   23.1          Accountant's  Consent

   23.2          Counsel's Consent to Use Opinion (included in Exhibit 5.1)